EXHIBIT 10.1

RUSH ENTERPRISES, INC.

AMENDED AND RESTATED

2007 LONG-TERM INCENTIVE PLAN

(as amended and restated on May 16, 2023)

ARTICLE 1

GENERAL PLAN INFORMATION

1.1       Background. The Plan permits the grant to Employees of cash and equity-based incentive compensation opportunities, including Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Options, including ISOs, NQSOs, and Other Awards such as Stock Appreciation Rights and Cash Incentive Awards.

1.2         Objectives. The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s goals and that link the interests of Participants to those of the Company’s shareholders; to provide Participants with incentives for excellence in individual performance; to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success; and to allow Participants to share in the success of the Company.

1.3        Duration of the Plan. The Plan shall be effective on the date it is approved by shareholders.  The Plan shall remain in effect until terminated pursuant to Article 16, subject to the right of the Committee to amend or terminate the Plan at any time or until there are no more Shares available for issuance under the Plan and all cash Awards have been paid or forfeited, pursuant to the Plan’s provisions.

ARTICLE 2
DEFINITIONS

As used herein, the masculine includes the feminine and the singular includes the plural, and vice versa, and the following terms shall have the meanings set forth below, unless otherwise clearly required by the context.

2.1         “Assumed Award” shall have the meaning ascribed thereto in Article 15.

2.2         “Award” means a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Awards.

2.3         “Award Agreement” means an agreement entered into by the Company and a Participant, or another instrument prepared by the Company in lieu of such an agreement, setting forth the terms and conditions applicable to an Award pursuant to the Plan.  An Award Agreement may be in hard copy, electronic form or such other form as the Company may permit.

2.4         “Board” means the Board of Directors of the Company.

2.5         “Cash Incentive Award” means a performance-based cash incentive Award granted pursuant to Section 9.5.

2.6        “Cause” shall have the meaning ascribed any employment, consulting or similar agreement with the Company or Subsidiary to which the Participant is a party or, if there is no such agreement or if such agreement does not define “Cause,” then “Cause” shall mean (a) the Participant’s plea of guilty or nolo contendere to, or conviction for, the commission of a felony or a crime of moral turpitude; (b) the Participant’s willful fraud, misappropriation, embezzlement, or material breach of a fiduciary duty owed to the Company or a Subsidiary; (c) the Participant’s violation of a written policy of the Company or a Subsidiary, which violation causes material harm to the Company’s or Subsidiary’s business interests, reputation or goodwill; (d) the Participant’s willful misconduct or gross or willful neglect in the performance of his or her duties on behalf of the Company or Subsidiary (other than as a result of the Employee’s incapacity due to physical or mental illness or injury); (e) the Employee’s material breach of any written agreement between the Employee and the Company or any Subsidiary; (f) the Employee’s breach of any nondisclosure, non-solicitation or noncompetition obligation owed to the Company or any Subsidiary; (g) the Employee’s refusal or willful failure to substantially perform his or her duties on behalf of the Company and its Subsidiaries; or (h) any other action by the Employee that materially harms the business interests, reputation, or goodwill of the Company or any Subsidiary. The determination by the Committee as to whether “Cause” exists shall be final, conclusive and binding on the Participant.

2.7         “Change of Control” shall be deemed to have occurred if and when, after the Effective Date –

(a)         any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than W.M. “Rusty” Rush or his estate, is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company’s then outstanding securities;

(b)         at any time during the 24-month period after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Board of Directors shall cease to consist of “continuing directors” (meaning directors of the Company who either were directors prior to such transaction or who subsequently became directors and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors prior to such transaction);

(c)         the Company consummates a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(d)         the Company’s shareholders approve a plan of complete liquidation of the Company or there is consummated an agreement of sale or disposition of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (i) at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (ii) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto.

2.8         “Code” means the Internal Revenue Code of 1986, as amended.

2.9         “Committee” means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan and Awards to Participants who are Employees.

2.10       “Company” means Rush Enterprises Inc., a Texas corporation, and any successor thereto.

2.11       “Disability” means, unless otherwise determined by the Committee, a recipient’s absence from employment or other service for at least 180 days in any 12-month period as a result of his or her incapacity due to physical or mental illness, as determined by the Committee.

2.12       “Effective Date” means the date the Plan becomes effective in accordance with Section 1.3.

2.13       “Employee” means any employee or consultant of the Company or a Subsidiary.

2.14       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.15       “Fair Market Value” means, as of any date, the value of the respective class of Shares determined as follows:

(a)         if the respective Shares are listed on any established stock exchange or a national market system, including without limitation, Nasdaq Global Select Market, Nasdaq Global Market or Nasdaq Capital Market, its fair market value will be the closing sales price of such respective Shares (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange or system with the greatest volume of trading in the respective Shares) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee or Board deems reliable; or

(b)         if the respective Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the fair market value of such respective Shares will be the mean between the high bid and high asked prices for such Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee or the Board deems reliable; or

(c)         in the absence of an established market for such respective Shares of the type described in (a) and (b), above, the fair market value thereof will be determined by the Committee or the Board in good faith.

2.16      “Good Reason” shall have the meaning ascribed any employment, consulting or similar agreement with the Company or Subsidiary to which the Participant is a party or, if there is no such agreement or if such agreement does not define “Good Reason,” then “Good Reason” shall mean (a) a material diminution in the Participant’s authority, duties or responsibilities, (b) a material diminution in the Participant’s base salary or total cash compensation (including base salary and target bonus opportunity), (c) a material change in the geographic location at which the Participant must perform services (including, without limitation, a change in the Participant’s assigned workplace that increases the Participant’s one-way commute by more than 35 miles), provided in each case only if such diminution or change is effected by the Company without the Participant’s written consent. No voluntary resignation by the Participant pursuant to (a), (b) or (c) hereof shall be treated as an Involuntary Termination unless the Participant gives written notice to the Committee advising the Company of such intended resignation (along with the facts and circumstances constituting the condition asserted as the reason for such resignation) within thirty (30) days after the time the Participant becomes aware of the existence of such condition and provides the Company a cure period of thirty (30) days following such date that notice is delivered. If the Committee determines that the asserted condition exists and the Company does not cure such condition within the thirty (30)-day cure period, the Participant’s termination of employment or service shall be effective on such thirtieth (30th) day of the cure period.

2.17       “Involuntary Termination” shall have the meaning ascribed to such term in the Award Agreement or other written agreement entered into between the Company and a Participant, or if the term is not defined in the Award Agreement or other written agreement entered into between the Company and a Participant, shall mean the termination of the employment or service of the Participant which occurs by reason of such Participant’s (a) involuntary termination by the Company or a Subsidiary for reasons other than for Cause or (b) voluntary resignation for Good Reason.

2.18       “ISO” means an Option that is designated by the Committee as an “incentive stock option” within the meaning of Section 422 of the Code.

2.19       “NQSO” means an Option that is not designated by the Committee as an ISO.

2.20       “Option” means an incentive stock option or a nonqualified stock option granted pursuant to the Plan.

2.21       “Other Award” means an Award granted to a Participant pursuant to Article 9.

2.22       “Participant” means an Employee who has been selected to receive an Award or who holds an outstanding Award.

2.23       “Performance Share” means an Award granted pursuant to Article 8, which, on the date of grant, shall have a value equal to the Fair Market Value of a Share on that date.

2.24       “Performance Unit” means an Award granted pursuant to Article 8, which shall have an initial value established by the Committee on the date of grant.

2.25       “Plan” means the Rush Enterprises, Inc. Long-Term Incentive Plan, as it is set forth herein and as it may be amended and restated from time to time.

2.26       “Restricted Stock” means an Award granted pursuant to Section 7.1.

2.27       “Restricted Stock Unit” means an Award granted pursuant to Section 7.5.

2.28      “Restricted Period” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or the occurrence of other events determined by the Committee in its discretion) and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7.

2.29       “Share” means a share of the Company’s Class A Common Stock, $.01 par value per share, or a share of the Company’s Class B Common Stock, $.01 par value per share, as the case may be.

2.30       “Share Pool” means the number of Shares available under Section 4.1, as adjusted pursuant to Section 4.3.

2.31       “Stock Appreciation Right” or “SAR” means an Award, granted either alone or in connection with a related Option, pursuant to the terms of Article 9.

2.32       “Subsidiary” means (a) a corporation, partnership, joint venture, or other entity in which the Company has a direct or indirect ownership interest of at least 50%, and (b) any corporation, partnership, joint venture, or other entity in which the Company holds a direct or indirect ownership interest of less than 50% but which, in the discretion of the Committee, is treated as a Subsidiary for purposes of the Plan; provided that the Shares subject to any Award constitute “service recipient stock” for purposes of Section 409A of the Code or otherwise do not subject the Award to Section 409A of the Code.

2.33       “Ten Percent Shareholder” means a Participant who owns stock of the Company possessing more than ten percent of the total combined voting of all classes of stock of the Company or its parent or subsidiary corporation (within the meaning of Section 422(b) of the Code).

ARTICLE 3
ADMINISTRATION

3.1      General. Except as otherwise determined by the Board in its discretion, the Plan shall be administered by the Committee; provided, that, the Board may, in its sole discretion, make awards under the Plan.  The Committee shall consist exclusively of two or more non-employee directors within the meaning of the rules promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.  The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2         Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power in its discretion to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into or issued under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; amend the terms and conditions of any outstanding Award, provided that no such amendment may accelerate vesting of any Award except in connection with the Participant’s death or Disability; determine, in accordance with Section 10.4, whether and on what terms and conditions outstanding Awards will be adjusted for dividend equivalents (i.e., a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented or covered by an outstanding Award held by the Participant); and establish a program pursuant to which designated Participants may receive an Award under the Plan in lieu of compensation otherwise payable in cash.  Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan.

3.3        Delegation of Authority. Subject to the requirements of applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate.  Without limiting the foregoing, the Committee may delegate administrative duties to such person or persons as it deems appropriate.  The Committee may not delegate its authority with respect to non-ministerial actions with respect to individuals who are subject to the reporting requirements of Section 16(a) of the Exchange Act.

3.4         Decisions Binding. All determinations and decisions made by the Committee, and all related orders and resolutions of such committee shall be final, conclusive, and binding on all persons.

3.5         Prohibitions on Repricing and Buyback. The Board and the Committee may not reprice Options or SARs granted under the Plan, either by amending an existing award agreement or by substituting a new Award at a lower price. The Board and the Committee are also prohibited from providing stock, cash, or other consideration to a Participant in exchange for the cancellation of any Option or SAR with an exercise price higher than the Fair Market Value of the Shares covered by the Option or SAR.

3.6        Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary, Awards granted after the Effective Date shall not vest earlier than the date that is one year following the grant date of the Award; provided, however, that notwithstanding the foregoing: (a) the Committee may, at the time of grant of an Award, provide in an Award Agreement or other written agreement entered into between the Company and a Participant that such vesting restrictions will lapse within one (1)-year of the Award’s grant date as a result of the Participant’s death or Disability or the occurrence of a Change of Control; (b) such vesting restrictions shall lapse within one (1) year of the Award’s grant date to the extent provided in Article 15; and (c) Awards granted after the Effective Date that result in the issuance of an aggregate of up to five percent (5%) of the Shares that may be authorized for grant under Section 4.1 of the Plan (as such authorized number of Shares may be adjusted as provided under the terms of the Plan) may be granted to any one or more Participants without respect to such one (1)-year minimum vesting provision. The vesting schedule shall be set forth in the Award Agreement.

ARTICLE 4
SHARES SUBJECT TO THE PLAN
AND MAXIMUM AWARDS

4.1        Number of Shares Issuable under the Plan. Shares that may be issued pursuant to Awards may be either authorized and unissued Shares, or authorized and issued Shares held in the Company’s treasury, or any combination of the foregoing.  Subject to adjustment as provided in Section 4.3, there shall be reserved for issuance under Awards 14,400,000 shares of Class A Common Stock and 6,000,000 shares of Class B Common Stock.  For the purposes hereof, the following Shares covered by previously-granted Awards will be deemed not to have been issued under the Plan and will remain in the Share Pool: (a) Shares covered by the unexercised portion of an Option or SAR that terminates, expires, is canceled or is settled in cash, (b) Shares forfeited or repurchased under the Plan, and (c) Shares covered by Awards that are forfeited, canceled, terminated or settled in cash. The following Shares covered by previously granted Awards will be deemed to have been issued under the Plan and will be removed from the Share Pool: (x) Shares withheld in order to pay the exercise or purchase price under an Award or to satisfy the tax withholding obligations associated with the exercise, vesting or settlement of an Award and (y) Shares subject to SARs or a similar Award but not actually issued or delivered in connection with the exercise or settlement of the Award.

4.2       Individual Award Limitations. The maximum aggregate number of Shares that may be granted to any one Participant in any one year under the Plan with respect to Options or SARs shall be 150,000.  The maximum aggregate number of Shares that may be granted to any one Participant in any one year with respect to Restricted Stock or Restricted Stock Units shall be 150,000.  The maximum aggregate number of Shares that may be received by any one Participant in any one year with respect to Performance Shares or Performance Units shall be 150,000.  The maximum aggregate amount of cash that may be received by any one Participant in any one year with respect to Cash Incentive Awards shall be $10,000,000.

4.3       Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for grant under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards, and in the per-Participant Award limits set forth in Section 4.2, as may be determined to be appropriate and equitable by the Committee, in its discretion, to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants; provided, that, the number of Shares subject to any Award shall always be a whole number.  In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding Awards.

ARTICLE 5
ELIGIBILITY AND PARTICIPATION

5.1         Eligibility. All Employees are eligible to participate in the Plan.  Only employees of the Company or a Subsidiary may be granted ISOs.

5.2         Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees those to whom Awards shall be granted and shall determine the nature and size of each Award.

ARTICLE 6
STOCK OPTIONS

6.1         Grant of Options. Subject to the terms of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2         Option Exercise Price. The Option exercise price under each Option shall not be less than 100% of the Fair Market Value of the respective Share on the date the Option is granted.  Notwithstanding the foregoing, in the case of an ISO granted to a Ten Percent Shareholder, the Option exercise price under each ISO shall not be less than 110% of the Fair Market Value of the respective Share on the date the Option is granted.

6.3        Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided that no Option shall be exercisable after the tenth anniversary of its date of grant.  Notwithstanding the foregoing, in the case of an ISO granted to a Ten Percent Shareholder, the Option shall not be exercisable after the fifth anniversary of its date of grant.

6.4         Exercise of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.  Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

6.5         Payment.  The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise as follows:

(a)         in cash or its equivalent;

(b)         at the discretion of the Committee, in Shares having a Fair Market Value equal to the aggregate Option exercise price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months;

(c)         at the discretion of the Committee, partly in cash (or its equivalent) and partly in Shares;

(d)         through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option exercise price for the Shares being purchased; or

(e)         through such other means as shall be prescribed in the Award Agreement or by the Committee or the Board.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment of the Option exercise price, the Company may deliver to the Participant, in the Participant’s name (or, at the direction of the Participant, jointly in the names of the participant and the Participant’s spouse), one or more Share certificates for the Shares purchased under the Option(s).

6.6       Limitations on ISOs. Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code and/or applicable regulations, the following additional provisions shall apply to the grant of Options that are intended to qualify as ISOs:

(a)         Fair Market Value Limitation. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company (or any parent or subsidiary corporation within the meaning of Code Section 424) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code and/or applicable regulations; provided, that, to the extent that such limitation is exceeded, any Options on Shares with a Fair Market Value in excess of such amount shall be deemed to be NQSOs.

(b)         Code Section 422.  ISOs shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Section 422 of the Code.  Moreover, no ISOs may be granted more than ten years from the earlier of the date on which the Plan was adopted by the Board or the date the Plan received shareholder approval.

ARTICLE 7
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1         Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

7.2         Restrictions.

(a)         The Committee shall impose such conditions and/or restrictions on any Shares of Restricted Stock as the Committee may determine including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, transfer restrictions, restrictions based upon the achievement of specific performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

(b)         The Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

(c)         Except as otherwise provided in this Article, Shares of Restricted Stock that have not yet been forfeited or canceled shall become freely transferable (subject to any restrictions under applicable securities laws) by the Participant after the last day of the applicable Restriction Period.

7.3         Voting Rights. Participants holding Shares of Restricted Stock may be granted full voting rights with respect to those Shares during the Restriction Period.

7.4         Restricted Stock Units. In lieu of or in addition to any Awards of Restricted Stock, the Committee may grant Restricted Stock Units to any Participant, subject to the terms and conditions of this Article being applied to such Awards as if those Awards were for Restricted Stock and subject to such other terms and conditions as the Committee may determine (including, but not limited to, requiring or permitting deferral of the payment of such Awards after the time that Participants become vested in them, notwithstanding any provision to the contrary in Section 7.2).  Each Restricted Stock Unit shall have the value of one respective Share.  Restricted Stock Units may be paid at such time as the Committee may determine in its discretion, and payments may be made in a lump sum or in installments, in cash, Shares, or a combination thereof, as determined by the Committee in its discretion.

ARTICLE 8
PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1       Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units, and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2       Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.  Each Performance Share shall have an initial value equal to the Fair Market Value of the respective Share on the date of grant.  The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, shall determine the number and/or value of Performance Units/Shares that shall be paid out to the Participant.

8.3       Earning Performance Units/Shares. Subject to the terms of the Plan, after the applicable performance period has ended, the holder of Performance Units/Shares shall be entitled to receive payout with respect to the number and value of Performance Units/Shares earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

8.4         Form and Timing of Payment of Performance Units/Shares.

(a)         Distributions. Unless the Committee determines otherwise in its discretion, payment of earned Performance Units/Shares shall be made in a single lump sum following the close of the applicable performance period.  Subject to the terms of the Plan, the Committee, in its discretion, may direct that earned Performance Units/Shares be paid in the form of cash or Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares on the last trading day immediately before the close of the applicable performance period.  Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

(b)         Voting Rights. At the discretion of the Committee, Participants may be entitled to exercise voting rights with respect to Shares that have been earned in connection with grants of Performance Units and/or Performance Shares, but not yet distributed to Participants.

ARTICLE 9
OTHER AWARDS

9.1        General. Subject to the terms of the Plan, the Committee may grant any types of Awards other than those that are specifically set forth in Articles 6 through 8, including, but not limited to, SARs, Cash Incentive Awards and the payment of Shares in lieu of cash under any Company incentive bonus plan or program.  Subject to the terms of the Plan, the Committee, in its sole discretion, shall determine the terms and conditions of such Other Awards.

9.2         Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee; provided that the SAR exercise price under each SAR shall not be less than 100% of the Fair Market Value of the respective Share on the date the SAR is granted.  The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.  The grant price of an SAR shall equal the Fair Market Value of the respective Share on the date of grant of the SAR.

9.3         Term of SARs. The term of an SAR shall be determined by the Committee, in its discretion; provided that such term shall not exceed ten years.

9.4         Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)         the excess of the Fair Market Value of the respective Share on the date of exercise over the grant price, by

(b)         the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.

9.5         Cash Incentive Awards. Incentive Awards, including annual incentive Awards and long-term incentive Awards, denominated as cash amounts, may be granted under the Plan, subject to achievement of specified performance goals established by the Committee.  At the expiration of the applicable performance period, the Committee shall determine whether and the extent to which the performance goals are achieved and the extent to which each Cash Incentive Award has been earned.  The amount (if any) payable to a Participant in respect of a Cash Incentive Award will be paid in cash as soon as practicable after such amount is determined, subject to such deferral conditions as may be permitted or prescribed consistent with the requirements of Section 409A of the Code.

ARTICLE 10
AWARD AGREEMENTS

10.1       In General. Each Award shall be evidenced by an Award Agreement that shall include such provisions as the Committee shall determine and that shall specify -

(a)         in the case of an Option or SAR, the number of respective Shares to which the Option or SAR pertains, the Option exercise price or SAR grant price, the term of the Option or SAR, the schedule on which the Option or SAR becomes exercisable, and, in the case of an Option, whether it is intended to be an ISO or an NQSO;

(b)         in the case of Restricted Stock or Restricted Stock Units, the number of respective Shares of Restricted Stock or Restricted Stock Units granted, the applicable restrictions, and the Restriction Period(s);

(c)         in the case of Performance Units or Performance Shares, the number of Performance Units or Performance Shares granted, the initial value of a Performance Unit (if applicable), and the performance goals; and

(d)         in the case of a Cash Incentive Award, the amount that may be earned and the performance goals.

10.2     Severance from Service. Each Award Agreement shall set forth the extent to which the Participant shall have rights under the Award following the Participant’s severance from service with the Company and its Subsidiaries.  The Award Agreement may make distinctions based on the reason for the Participant’s severance from service.

10.3     Restrictions on Transferability. Subject to the provisions of the Plan, each Award Agreement shall set forth such restrictions on the transferability of the Award and on the transferability of Shares acquired pursuant to the Award as the Committee may deem advisable, including, without limitation, restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or then traded, and under any blue sky or state securities laws applicable to such Shares.  In the case of an ISO (and in the case of any other Award, except as otherwise provided in the Award Agreement), a Participant’s Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant.

10.4      Dividend and Dividend Equivalents. The Committee may provide that any Award (other than Options and Stock Appreciation Rights) that relates to Shares shall earn dividends (or dividend equivalents) declared with respect to such Shares; provided, however, that the Committee may not provide for the current payment of dividends (or dividend equivalents) declared with respect to any Shares subject to an outstanding Award (or portion thereof) that has not vested. For any such Award, the Committee may provide only for the accrual of dividends (or dividend equivalents) that will not be payable to the Participant unless and until, and only to the extent that, the Award vests. Rights to receive dividends (or dividend equivalents) shall be as specified in the Award Agreement or pursuant to a resolution adopted by the Committee with respect to outstanding Awards, provided that no dividends (or dividend equivalents) shall be paid or accrued on Options or Stock Appreciation Rights.

10.5       Uniformity Not Required. The provisions of the Award Agreements need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant, or among all Awards granted at the same time.

ARTICLE 11
PERFORMANCE MEASURES

11.1       Performance Criteria. Unless and until the Company’s shareholders approve a change in the general performance measures set forth in this Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants may be measured or applied to an individual, a business unit or division, the Company and any one or more of its subsidiaries, or such other operating units as the Compensation Committee may designate, may be expressed in absolute or relative terms, and shall be chosen from among, and may include any combination of, the following:

(a)         income measures (including, but not limited to, gross profit, operating income, earnings before or after taxes, profits before or after taxes, net income or earnings per share);

(b)         return measures (including, but not limited to, return on assets, investment, equity, or sales or pre-tax margin);

(c)         cash flow thresholds;

(d)         cash flow return on investments, which equals net cash flows divided by owners’ equity;

(e)         gross revenues;

(f)         sales results;

(g)         market share results;

(h)         market value added;

(i)         debt measures (including, without limitation, debt multiples);

(j)         economic value added;

(k)         share price (including, but not limited to, growth measures and total shareholder return); or

(l)         any other performance criterion selected by the Committee in its discretion.

11.2     Adjustments. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals. The Committee may also, in its sole discretion, adjust or modify pre-established performance goals in order to prevent the dilution or enlargement of the rights of Participants based on the following events:

(a)         asset write-downs;

(b)         litigation or claim judgments or settlements;

(c)         the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;

(d)         any reorganization and restructuring programs;

(e)         extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year;

(f)         acquisitions or divestitures;

(g)         any other specific unusual or nonrecurring events, or objectively determinable category thereof;

(h)         foreign exchange gains and losses; and

(i)         a change in the Company’s fiscal year.

11.3      Certification. In the case of any Award that is granted subject to the condition that a specified performance measure be achieved, no payment under such Award shall be made prior to the time that the Committee certifies in writing that the performance measure has been achieved.  For this purpose, approved minutes of the Committee meeting at which the certification is made shall be treated as a written certification.  No such certification is required, however, in the case of an Award that is based solely on an increase in the value of a Share from the date such Award was made.

ARTICLE 12
BENEFICIARY DESIGNATION

Each Participant may, from time to time, name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant with respect to such benefit, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such designation, any benefits remaining unpaid under the Plan at the Participant’s death shall be paid to the Participant’s estate unless otherwise provided in the Award Agreement.

ARTICLE 13
DEFERRALS

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due pursuant to the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, the satisfaction of any requirements or goals with respect to Performance Units/Shares, or in connection with any Other Awards, all in accordance with such procedures and upon such terms and conditions as the Committee, acting in its discretion, may prescribe, subject to, and in accordance with, Section 409A of the Code.

ARTICLE 14
NO RIGHT TO EMPLOYMENT OR PARTICIPATION; CLAWBACK

14.1       Employment. The Plan shall not interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any Employee’s employment at any time, and the Plan shall not confer upon any Employee the right to continue in the employ of the Company or of any Subsidiary.

14.2       Participation. No Employee shall have the right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.

14.3      Clawback. Notwithstanding any other provisions in this Plan, all Awards granted under the Plan will be subject to recoupment in accordance with the Company’s clawback policy, as the same may be amended from time to time. Without limiting the foregoing, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement. Further, the Committee may, at the time of grant of an Award, impose such other clawback, recovery or recoupment provisions in the Award Agreement for such Award as the Committee determines necessary or appropriate in view of applicable laws, governance requirements or best practices, including, but not limited to, a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of cause (as determined by the Committee).

ARTICLE 15
CHANGE OF CONTROL

Except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change of Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor or survivor corporation, or a parent or subsidiary thereof, then immediately prior to the Change of Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse and, following the consummation of such Change in Control, all such Awards shall terminate and cease to be outstanding. Notwithstanding any other provision of the Plan to the contrary, the number or value of any Award that is based on performance criteria or performance goals that shall become fully earned, vested, exercisable and free of forfeiture restrictions upon occurrence of the events described in the immediately preceding sentence shall be the greater of (a) such number or value determined by the actual performance attained during the applicable performance period to the time of the Change of Control or (b) such number or value that would be fully earned, vested, exercisable and free of forfeiture restrictions had 100% of the target level of performance been attained for the entire applicable performance period without regard to the Change of Control.

In addition, if an Option or SAR (or portion thereof) is not assumed or substituted for in the event of a Change of Control, the Committee will notify the Participant in writing or electronically that the Option or SAR (or its applicable portion) will be fully vested and exercisable for a period of time determined by the Committee in its sole discretion, and the Option or SAR (or its applicable portion) will terminate upon the expiration of such period. Any such Option or SAR that is not exercised upon the expiration of such period shall be terminated upon the consummation of the Change of Control in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Option of SAR (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Option or SAR, then such Option or SAR shall be terminated by the Company without payment).

For the purposes of this Article 15, an Award will be considered assumed (an “Assumed Award”) if, following the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change of Control. Upon the Participant’s Involuntary Termination at any time during the two (2)-year period after a Change of Control, (a) any Assumed Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (b) all Options and SARs held by the Participant immediately before such termination of employment that the Participant also held as of the date of the Change of Control or that constitute Assumed Awards will remain exercisable for a period of 90 days following such Involuntary Termination or until the expiration of the stated term of such Option or SAR, whichever period is shorter (provided, however, that if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).

Notwithstanding anything in this Article 15 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s written consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change of Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

ARTICLE 16
AMENDMENT AND TERMINATION

16.1       Amendment and Termination. Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided that, unless the Committee specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the shareholders of the Company shall not be effective unless and until shareholder approval is obtained.

16.2       Term of the Plan. Unless sooner terminated, the Plan shall terminate on May 16, 2033.

16.3       Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall cause, without the consent of the Participant, any previously granted Awards to be forfeited or altered in a way that adversely affects the Participant.  After the termination of the Plan, any previously granted Award shall remain in effect and shall continue to be governed by the terms of the Plan, the Award, and any applicable Award Agreement.

ARTICLE 17
TAX WITHHOLDING

17.1      Tax Withholding. The Company and its Subsidiaries shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Company or to a Subsidiary, an amount that the Company or a Subsidiary reasonably determines to be required to comply with federal, state, local, or foreign tax withholding requirements.

17.2      Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory withholding tax that could be imposed on the transaction.  All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

ARTICLE 18
SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 19
LEGAL CONSTRUCTION

19.1      Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.2      Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.3      Section 409A Compliance. Except as otherwise specifically provided by the Committee at the time an Award is made, any Award providing for a deferral of compensation must satisfy the requirements of Section 409A.  Toward that end, if any payment or benefit received or to be received by a Participant pursuant to an Award would cause the Participant to incur a penalty tax or interest under Section 409A of the Code or any regulations or Treasury Department guidance promulgated thereunder, the Committee may reform the provision(s) of such Award in order to avoid to the maximum extent practicable the incurrence of any such penalty tax or interest.

19.4      Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Texas (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.